Exhibit 99.2

RPAI®

RE/DEFINED™

Q2 2019

SUPPLEMENTAL INFORMATION

SEPHORA
SEPHORA
lululemon

Featured asset:

DOWNTOWN CROWN

WASHINGTON, D.C. MSA

REAL ESTATE DEFINED

TABLE OF CONTENTS

1 **EARNINGS RELEASE** .... i – vii

2 **FINANCIAL SUMMARY**

Condensed Consolidated Balance Sheets 1
Condensed Consolidated Statements of Operations 2
Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information 3
Supplemental Financial Statement Detail 4
Same Store Net Operating Income 5
Capitalization 6
Covenants 7
Summary of Indebtedness 8

3 **TRANSACTION SUMMARY**

Development Projects 9-13
Acquisitions and Dispositions 14

4 **PORTFOLIO SUMMARY**

Retail Market Summary 15
Retail Operating Portfolio Occupancy 16
Top Retail Tenants 17
Retail Leasing Activity Summary 18
Retail Lease Expirations 19

5 **OTHER INFORMATION**

Non-GAAP Financial Measures and Reconciliations 20-23

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
SECOND QUARTER AND YEAR TO DATE 2019 RESULTS
Oak Brook, IL – July 30, 2019 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and six months ended June 30, 2019.
FINANCIAL RESULTS
For the quarter ended June 30, 2019, the Company reported:

▪	Net income attributable to common shareholders of $21.2 million, or $0.10 per diluted share, compared to $10.9 million, or $0.05 per diluted share, for the same period in 2018;

▪	Funds from operations (FFO) attributable to common shareholders of $55.2 million, or $0.26 per diluted share, compared to $55.0 million, or $0.25 per diluted share, for the same period in 2018; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $55.8 million, or $0.26 per diluted share, compared to $55.1 million, or $0.25 per diluted share, for the same period in 2018.

For the six months ended June 30, 2019, the Company reported:

▪	Net income attributable to common shareholders of $44.4 million, or $0.21 per diluted share, compared to $52.7 million, or $0.24 per diluted share, for the same period in 2018;

▪	FFO attributable to common shareholders of $112.9 million, or $0.53 per diluted share, compared to $107.8 million, or $0.49 per diluted share, for the same period in 2018; and

▪	Operating FFO attributable to common shareholders of $114.2 million, or $0.54 per diluted share, compared to $110.8 million, or $0.51 per diluted share, for the same period in 2018.
OPERATING RESULTS
For the quarter ended June 30, 2019, the Company’s portfolio results were as follows:

▪	2.9% increase in same store net operating income (NOI) over the comparable period in 2018;

▪	Retail portfolio occupancy: 92.4% at June 30, 2019, down 60 basis points from 93.0% at March 31, 2019 and up 40 basis points from 92.0% at June 30, 2018;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 94.6% at June 30, 2019, down 40 basis points from 95.0% at March 31, 2019 and up 110 basis points from 93.5% at June 30, 2018;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.7% at June 30, 2019, down 40 basis points from 95.1% at March 31, 2019 and up 120 basis points from 93.5% at June 30, 2018;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $19.27 at June 30, 2019, up 0.5% from $19.17 ABR per occupied square foot at March 31, 2019;

▪	519,000 square feet of retail leasing transactions comprised of 120 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 13.2% on new leases and 6.9% on renewal leases for a blended re-leasing spread of 8.2%.

■ Retail Properties of America, Inc.
T: 855.247.RPAI
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the six months ended June 30, 2019, the Company’s portfolio results were as follows:

▪	2.9% increase in same store NOI over the comparable period in 2018;

▪	1,374,000 square feet of retail leasing transactions comprised of 237 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 11.4% on new leases and 5.7% on renewal leases for a blended re-leasing spread of 6.8%.
“We continued our above-plan performance with 2.9% same store NOI growth in the second quarter,” stated Steve Grimes, chief executive officer. “Base rent expansion contributed the majority of this growth, coupled with outperformance in several other categories. As we look ahead to the second half of the year, we remain acutely focused on realizing occupancy and delivering the majority of the $9.4 million in ABR from our signed but not commenced leases.”
INVESTMENT ACTIVITY
Dispositions
To date in 2019, the Company has completed two retail property dispositions totaling $44.8 million. During the quarter, the Company completed the sale of one non-target multi-tenant power center asset for $18.9 million, which marked its exit from South Carolina.
Additionally, during the quarter, the Company closed on the sale of land and the rights to develop 10 residential units at its One Loudoun Downtown multi-tenant retail operating property in the Washington, D.C. metropolitan statistical area for a gross sales price of $2.3 million. Subsequent to quarter end, the Company closed on the sale of land and the rights to develop the remaining 12 residential units for a gross sales price of $2.8 million.
Expansions and Redevelopments
Plaza del Lago
During the quarter, as previously reported, the Company completed the redevelopment of 18 apartment units at the historic Plaza del Lago mixed-use shopping center along Chicago’s North Shore in Wilmette, Illinois. The renovated units, known as “The Residences at Plaza del Lago,” provide residents with premier access to Chicago’s lakefront, walking trails, beaches, Northwestern University, public transportation and a diverse retail offering including boutique shops, restaurants and grocery. To date, the Company has signed leases with residents for 12 of the 18 apartment units.
One Loudoun Downtown
During the quarter, the Company and KETTLER, its joint venture partner, broke ground on One Loudoun’s first apartment community, Vyne. Inspired by nature and Virginia’s acclaimed wine country, the apartment community will offer elevated living spaces in the Washington, D.C. suburbs. Vyne will serve as the focal point of the larger mixed-use expansion project of Pads G & H at One Loudoun Downtown. The community will span two blocks and include over 22,000 square feet of street level retail space, 378 one- and two-bedroom units, and luxury amenities including a standalone clubhouse with rooftop terrace, co-working space, resident lounges, fitness center with studio, swimming pool, pet spa and two lushly landscaped courtyards offering four season outdoor amenities. Vyne is anticipated to open in late spring 2021.
Carillon
During the quarter, as previously announced, the Company executed a joint venture agreement with Trammell Crow to construct the medical office building portion of Phase One of the mixed-use project at Carillon. The retail portion of Phase One is 37% pre-leased as of June 30, 2019. Subsequent to quarter end, the Company began demolition of approximately 290,000 square feet of vacant retail gross leasable area. In addition, construction on the adjacent hospital continues to progress and recently passed a major milestone with the installation of the uppermost structural element and closure of the building.
Circle East
The Company remains in advanced lease negotiations with several leading regional and national retailers at its mixed-use project, Circle East. Additionally, AvalonBay has outlined expectations for tenant move-ins to the AvalonBay-owned multi-family portion of the project to begin in the first quarter of 2020, which remains in line with the Company’s scheduled completion date for the entire project that will result in 80,000 square feet of dual-sided street level retail.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of June 30, 2019, the Company had approximately $1.6 billion of consolidated indebtedness with a weighted average contractual interest rate of 4.04%, a weighted average maturity of 4.7 years and a net debt to adjusted EBITDAre ratio of 5.5x.
During the quarter, as previously announced, the Company entered into a note purchase agreement with certain institutional investors in a private placement transaction pursuant to which the Company issued $100.0 million of 10-year 4.82% senior unsecured notes on June 28, 2019. The proceeds were used to repay borrowings on the Company’s unsecured revolving line of credit on the same day.
Subsequent to quarter end, the Company entered into a term loan agreement with a group of financial institutions for a five-year $120.0 million unsecured term loan (Term Loan Due 2024) and a seven-year $150.0 million unsecured term loan (Term Loan Due 2026). The term loans bear interest at a rate of LIBOR plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% for the Term Loan Due 2024 and 1.50% to 2.20% for the Term Loan Due 2026. Both term loans currently bear interest at the low end of the leverage grid. In accordance with the term loan agreement, the Company may elect to convert to an investment grade pricing grid. The Company subsequently entered into agreements to swap $120.0 million of LIBOR-based variable rate debt to a fixed interest rate of 1.68% through July 2024 and $150.0 million of LIBOR-based variable rate debt to a fixed interest rate of 1.77% through July 2026, each with an effective date of August 15, 2019. The Company used a portion of the proceeds to repay all amounts outstanding on its unsecured revolving line of credit, resulting in an undrawn revolver.
2019 GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.19 to $0.22 per diluted share in 2019. The Company is updating its 2019 Operating FFO attributable to common shareholders guidance range to $1.04 to $1.07 per diluted share from $1.03 to $1.07 per diluted share, based, in part, on the following assumptions:

▪	Same store NOI growth of 1.75% to 2.75%;

▪	General and administrative expenses of $40 to $43 million;

▪	Additional acquisitions, including repurchases of Class A common stock, and property dispositions evaluated and executed opportunistically; and

▪	Aggregate issuances of $370 million of unsecured debt capital with proceeds primarily used to repay outstanding indebtedness.
DIVIDEND
On July 23, 2019, the Company declared the third quarter 2019 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on October 10, 2019 to Class A common shareholders of record on September 26, 2019.

WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, July 31, 2019 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on July 31, 2019 until midnight (ET) on August 14, 2019. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13691179.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of June 30, 2019, the Company owned 104 retail operating properties in the United States representing 20.0 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of straight-line ground rent expense and amortization of acquired ground lease intangibles for the three and six months ended June 30, 2018 and amortization of right-of-use lease assets and amortization of lease liabilities for the three and six months ended June 30, 2019. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three and six months ended June 30, 2019 represents NOI from the Company’s same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2018. NOI from Other Investment Properties for the three and six months ended June 30, 2019 represents NOI primarily from (i) properties acquired or placed in service during 2018 and 2019, including Reisterstown Road Plaza, which was reclassified from active redevelopment into the Company’s retail operating portfolio during 2018, (ii) Circle East, which is in active redevelopment, (iii) the multi-family rental units at Plaza del Lago, which are in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active redevelopment, (v) Carillon, where the Company has begun activities in anticipation of future redevelopment, (vi) properties that were sold or held for sale during 2018 and 2019, and (vii) the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on investment property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains from sales of investment property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

v

The Company reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as the impact on earnings from executive separation. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to “Net income” or “Net income attributable to common shareholders” as indicators of the Company’s financial performance. Comparison of the Company’s presentation of EBITDAre and Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total debt principal, which excludes unamortized premium, discount and capitalized loan fees, less (ii) cash and cash equivalents divided by (iii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total debt principal net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Gaiden
Vice President – Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2019
	Low	High

Net income attributable to common shareholders	$0.19	$0.22
Depreciation and amortization of real estate	0.90	0.90
Gain on sales of investment properties	(0.09)	(0.09)
FFO attributable to common shareholders	$1.00	$1.03

Impact on earnings from the early extinguishment of debt	0.04	0.04
Other	—	—
Operating FFO attributable to common shareholders	$1.04	$1.07

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	June 30, 2019	December 31, 2018
Assets
Investment properties:
Land	$1,037,381	$1,036,901
Building and other improvements	3,587,241	3,607,484
Developments in progress	69,963	48,369
	4,694,585	4,692,754
Less accumulated depreciation	(1,358,059)	(1,313,602)
Net investment properties	3,336,526	3,379,152

Cash and cash equivalents	28,456	14,722
Accounts and notes receivable, net	77,337	78,398
Acquired lease intangible assets, net	88,492	97,090
Right-of-use lease assets	50,881	—
Other assets, net	71,387	78,108
Total assets	$3,653,079	$3,647,470

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $650 and $775, respectively, unamortized discount of $(515) and $(536), respectively, and unamortized capitalized loan fees of $(329) and $(369), respectively)	$203,726	$205,320
Unsecured notes payable, net (includes unamortized discount of $(675) and $(734), respectively, and unamortized capitalized loan fees of $(3,423) and $(2,904), respectively)	795,902	696,362
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,243) and $(2,633), respectively)	447,757	447,367
Unsecured revolving line of credit	193,000	273,000
Accounts payable and accrued expenses	57,940	82,942
Distributions payable	35,388	35,387
Acquired lease intangible liabilities, net	67,505	86,543
Lease liabilities	91,129	—
Other liabilities	46,111	73,540
Total liabilities	1,938,458	1,900,461

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 213,662 and 213,176 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	214	213
Additional paid-in capital	4,507,488	4,504,702
Accumulated distributions in excess of earnings	(2,783,183)	(2,756,802)
Accumulated other comprehensive loss	(11,343)	(1,522)
Total shareholders' equity	1,713,176	1,746,591
Noncontrolling interests	1,445	418
Total equity	1,714,621	1,747,009
Total liabilities and equity	$3,653,079	$3,647,470

2nd Quarter 2019 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Lease income	$118,449	$119,164	$241,152	$244,006

Expenses:
Operating expenses	17,129	19,384	34,815	39,639
Real estate taxes	18,534	17,701	36,937	38,169
Depreciation and amortization	42,882	43,710	86,149	88,938
Provision for impairment of investment properties	—	724	—	1,316
General and administrative expenses	9,353	10,274	19,852	22,769
Total expenses	87,898	91,793	177,753	190,831

Other (expense) income:
Interest expense	(17,363)	(16,817)	(34,793)	(35,582)
Gain on sales of investment properties	8,454	—	16,903	34,519
Other (expense) income, net	(472)	328	(1,131)	550
Net income	21,170	10,882	44,378	52,662
Net income attributable to noncontrolling interests	—	—	—	—
Net income attributable to common shareholders	$21,170	$10,882	$44,378	$52,662

Earnings per common share – basic and diluted:
Net income per common share attributable to common shareholders	$0.10	$0.05	$0.21	$0.24

Weighted average number of common shares outstanding – basic	212,951	218,982	212,900	218,915

Weighted average number of common shares outstanding – diluted	213,090	219,410	213,156	219,406

2nd Quarter 2019 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net income attributable to common shareholders	$21,170	$10,882	$44,378	$52,662
Depreciation and amortization of real estate	42,531	43,415	85,444	88,365
Provision for impairment of investment properties	—	724	—	1,316
Gain on sales of investment properties	(8,454)	—	(16,903)	(34,519)	(b)
FFO attributable to common shareholders	$55,247	$55,021	$112,919	$107,824	(b)

FFO attributable to common shareholders per common share outstanding – diluted	$0.26	$0.25	$0.53	$0.49	(b)

FFO attributable to common shareholders	$55,247	$55,021	$112,919	$107,824
Impact on earnings from the early extinguishment of debt, net	—	24	—	1,052
Impact on earnings from executive separation (c)	—	—	—	1,737
Other (d)	569	16	1,280	223
Operating FFO attributable to common shareholders	$55,816	$55,061	$114,199	$110,836

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.26	$0.25	$0.54	$0.51

Weighted average number of common shares outstanding – diluted	213,090	219,410	213,156	219,406
Dividends declared per common share	$0.165625	$0.165625	$0.33125	$0.33125

Additional Information (e)
Lease-related expenditures (f)
Same store	$9,753	$7,634	$18,363	$13,309
Other investment properties (g)	$874	$5,949	$1,242	$7,728

Capital expenditures (h)
Same store	$9,864	$7,954	$19,059	$12,291
Other investment properties (g)	$496	$982	$1,117	$2,122
Predevelopment costs	$2,582	$255	$5,273	$1,164

Straight-line rental income, net	$616	$1,401	$2,116	$3,880
Amortization of above and below market lease intangibles and lease inducements	$392	$2,108	$2,430	$2,721
Non-cash ground rent expense, net	$332	$439	$690	$965

Adjusted EBITDAre (a)	$72,961	$72,133	$148,417	$145,716

(a)	Refer to pages 20 – 23 for definitions and reconciliations related to FFO attributable to common shareholders, Operating FFO attributable to common shareholders and Adjusted EBITDAre.

(b)
The Company adopted the National Association of Real Estate Investment Trusts' "NAREIT Funds From Operations White Paper – 2018 Restatement" effective January 1, 2019 on a retrospective basis. As a result of the adoption, all gains on sale and impairments of real estate are excluded from FFO, whereas the Company previously only excluded gains on sale and impairments of depreciable investment properties. The Company restated FFO attributable to common shareholders for the six months ended June 30, 2018 to exclude the gain on sale of non-depreciable investment property of $2,179. As this gain was previously excluded from Operating FFO attributable to common shareholders, there was no change to Operating FFO attributable to common shareholders for the six months ended June 30, 2018.

(c)	Reflected as an increase within "General and administrative expenses" in the condensed consolidated statements of operations.

(d)
Primarily consists of the impact on earnings from litigation involving the Company, including actual or anticipated settlement and associated legal costs, which are included within "Other (expense) income, net" in the condensed consolidated statements of operations.

(e)
The same store portfolio for the three and six months ended June 30, 2019 consists of 102 retail operating properties. Refer to pages 20 – 23 for definitions and reconciliations of non-GAAP financial measures.

(f)
Consists of payments for tenant improvements, lease commissions and lease inducements and excludes active development projects which are included within "Developments in progress" in the condensed consolidated balance sheets.

(g)	2018 expenditures are primarily associated with Schaumburg Towers prior to its disposition on May 31, 2018.

(h)
Capital expenditures consist of payments for building, site and other improvements, net of anticipated recoveries, and exclude active development projects which are included within "Developments in progress" in the condensed consolidated balance sheets. Predevelopment costs consist of payments related to future redevelopment and expansion projects incurred before each project is considered active and are included within "Other assets, net" in the condensed consolidated balance sheets.

2nd Quarter 2019 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	June 30, 2019	December 31, 2018
Developments in Progress
Active developments/redevelopments (a)	$44,513	$22,919
Land held for development	25,450	25,450
Total	$69,963	$48,369

Accounts and Notes Receivable, Net
Accounts and notes receivable, net	$27,703	$30,592
Straight-line receivables, net	49,634	47,806
Total	$77,337	$78,398

Other Assets, Net
Deferred costs, net	$36,583	$34,419
Restricted cash (b)	4,871	4,879
Fair value of derivatives	—	2,324
Other assets, net	29,933	36,486
Total	$71,387	$78,108

Other Liabilities
Unearned income	$13,423	$16,565
Straight-line ground rent liabilities (c)	—	31,030
Fair value of derivatives	11,343	3,846
Other liabilities (c)	21,345	22,099
Total	$46,111	$73,540

Supplemental Statements of Operations Detail
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Lease Income (c)
Base rent	$89,135	$88,344	$178,069	$178,285
Percentage and specialty rent	683	793	2,002	2,215
Tenant recoveries	25,879	25,183	52,706	53,273
Lease termination fee income (c)	232	208	1,420	1,227
Other lease-related income (c)	1,589	1,127	2,886	2,405
Bad debt, net (c)	(77)	—	(477)	—
Straight-line rent	616	1,401	2,116	3,880
Amortization of above and below market lease intangibles and lease inducements	392	2,108	2,430	2,721
Total	$118,449	$119,164	$241,152	$244,006

Operating Expense Supplemental Information
Bad debt, net (c)	$—	$338	$—	$850
Non-cash ground rent expense, net (c)	$332	$439	$690	$965
Lease Termination Fee Expense (d)	$—	$1,900	$—	$1,900

General and Administrative Expense Supplemental Information
Non-cash amortization of stock-based compensation	$1,857	$1,596	$3,823	$3,729

Additional Supplemental Information
Capitalized compensation costs – development and capital projects	$985	$589	$2,025	$1,170
Capitalized internal leasing incentives	$82	$133	$136	$170
Capitalized interest	$226	$77	$370	$250

(a)	Represents the active redevelopments at Circle East, the multi-family rental units at Plaza del Lago and One Loudoun Downtown – Pads G & H. See page 9 for further details.

(b)	Consists of funds restricted through lender or other agreements.

(c)
The Company adopted ASU 2016-02, Leases, effective January 1, 2019 and as a result, the Company (i) recorded lease liabilities and right-of-use lease (ROU) assets, which were initially measured at the present value of future lease payments; (ii) reclassified the previously existing straight-line rent liabilities related to long-term ground and office leases (previously presented within "Other liabilities") and acquired ground lease intangible liability (previously presented within "Acquired lease intangible liabilities, net") to be presented net of the ROU assets in the condensed consolidated balance sheets; (iii) retrospectively presented all lease-related revenue within "Lease income" in the condensed consolidated statements of operations (lease termination fee income and other lease-related income were previously presented within "Other property income"); and (iv) prospectively presented bad debt as an adjustment to revenue whereas it is included within operating expenses for periods prior to adoption. Non-cash ground rent expense consists of straight-line ground rent expense and amortization of acquired ground lease intangibles for the three and six months ended June 30, 2018 and amortization of ROU assets and amortization of lease liabilities for the three and six months ended June 30, 2019.

(d)
Represents termination fee recorded during the second quarter of 2018 within "Operating expenses" in the condensed consolidated statements of operations related to the Toys "R" Us auction process whereby the Company was the winning bidder on two leases.

2nd Quarter 2019 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	Based on Same store portfolio as of June 30, 2019
	2019	2018	Change

Number of retail operating properties in same store portfolio	102	102	—

Occupancy	92.2%	91.9%	0.3%

Percent leased (b)	94.6%	93.5%	1.1%

Same Store NOI (c)
	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change

Base rent	$85,664	$83,827		$170,871	$167,361
Percentage and specialty rent	630	733		1,835	1,833
Tenant recoveries	24,988	24,511		51,472	51,173
Other lease-related income	1,461	1,094		2,739	2,265
Bad debt, net	(46)	(246)		(485)	(828)
Property operating expenses (d)	(15,120)	(15,033)		(30,693)	(30,659)
Real estate taxes	(17,885)	(17,454)		(36,156)	(36,027)
Same Store NOI (c)	$79,692	$77,432	2.9%	$159,583	$155,118	2.9%

(a)
For the three and six months ended June 30, 2019, the Company's same store portfolio consists of 102 retail operating properties and excludes (i) properties acquired or placed in service and stabilized during 2018 and 2019, including Reisterstown Road Plaza, which was reclassified from active redevelopment into the Company's retail operating portfolio during 2018, (ii) Circle East, which is in active redevelopment, (iii) the multi-family rental units at Plaza del Lago, which are in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active redevelopment, (v) Carillon, where the Company has begun activities in anticipation of future redevelopment, and (vi) properties that were sold or held for sale during 2018 and 2019.

(b)	Includes leases signed but not commenced.

(c)
Refer to pages 20 – 23 for definitions and reconciliations of non-GAAP financial measures. Comparison of the Company's presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

(d)
Consists of all property operating items included within "Operating expenses" in the condensed consolidated statements of operations, which includes all items other than (i) lease termination fee expense, (ii) bad debt for the three and six months ended June 30, 2018, and (iii) non-cash ground rent expense, which is comprised of straight-line ground rent expense and amortization of acquired ground lease intangibles for the three and six months ended June 30, 2018 and amortization of right-of-use lease assets and amortization of lease liabilities for the three and six months ended June 30, 2019.

2nd Quarter 2019 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratio)

Capitalization Data
	June 30, 2019	December 31, 2018
Equity Capitalization
Common stock shares outstanding (a)	213,662	213,176
Common stock share price	$11.76	$10.85
Total equity capitalization	$2,512,665	$2,312,960

Debt Capitalization
Mortgages payable (b)	$203,920	$205,450
Unsecured notes payable (c)	800,000	700,000
Unsecured term loans (d)	450,000	450,000
Unsecured revolving line of credit	193,000	273,000
Total debt capitalization	$1,646,920	$1,628,450

Total capitalization at end of period	$4,159,585	$3,941,410

Calculation of Net Debt to Adjusted EBITDAre Ratio (e)

	June 30, 2019	December 31, 2018

Total debt principal	$1,646,920	$1,628,450
Less: consolidated cash and cash equivalents	(28,456)	(14,722)
Total net debt	$1,618,464	$1,613,728
Annualized Adjusted EBITDAre	$291,844	$294,420
Net Debt to Adjusted EBITDAre (f)	5.5x	5.5x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert into common stock in the future.

(b)
Mortgages payable excludes mortgage premium of $650 and $775, discount of $(515) and $(536), and capitalized loan fees of $(329) and $(369), net of accumulated amortization, as of June 30, 2019 and December 31, 2018, respectively.

(c)
Unsecured notes payable excludes discount of $(675) and $(734) and capitalized loan fees of $(3,423) and $(2,904), net of accumulated amortization, as of June 30, 2019 and December 31, 2018, respectively.

(d)	Unsecured term loans exclude capitalized loan fees of $(2,243) and $(2,633), net of accumulated amortization, as of June 30, 2019 and December 31, 2018, respectively.

(e)	Refer to pages 20 – 23 for definitions and reconciliations of non-GAAP financial measures.

(f)	For purposes of this ratio calculation, annualized three months ended figures were used.

2nd Quarter 2019 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2021, 2024, 2026, 2028 and 2029 (a)

		Covenant	June 30, 2019

Leverage ratio (b)	Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2026, 2028 and 2029: Notes Due 2021 and 2024:	≤ 60.0% ≤ 60.0%	32.4% 34.2%

Secured leverage ratio (b)	Unsecured Credit Facility and Term Loan Due 2023: Notes Due 2021, 2024, 2026, 2028 and 2029:	≤ 45.0% ≤ 40.0%	4.0%

Fixed charge coverage ratio (c)		≥ 1.50x	4.0x

Interest coverage ratio (d)		≥ 1.50x	4.2x

Unencumbered leverage ratio (b)		≤ 60.0%	31.6%

Unencumbered interest coverage ratio		≥ 1.75x	4.9x

Notes Due 2025 (e)
	Covenant	June 30, 2019

Leverage ratio (f)	≤ 60.0%	35.2%

Secured leverage ratio (f)	≤ 40.0%	4.1%

Debt service coverage ratio (g)	≥ 1.50x	4.3x

Unencumbered assets to unsecured debt ratio	≥ 150%	312%

(a)
For a complete listing of all covenants related to the Company's Unsecured Credit Facility (comprised of the unsecured term loan due 2021 and the unsecured revolving line of credit) as well as covenant definitions, refer to the Fifth Amended and Restated Credit Agreement filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 2, 2018. For a complete listing of all covenants as well as covenant definitions related to the Company's Term Loan Due 2023, refer to the credit agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated November 29, 2016, the First Amendment to the Term Loan Agreement filed as Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on August 1, 2018 and the Second Amendment to the Term Loan Agreement filed as Exhibit 10.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 13, 2019. For a complete listing of all covenants related to the Company's 4.12% senior unsecured notes due 2021 and 4.58% senior unsecured notes due 2024 (Notes Due 2021 and 2024) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated May 22, 2014. For a complete listing of all covenants related to the Company's 4.08% senior unsecured notes due 2026 and 4.24% senior unsecured notes due 2028 (Notes Due 2026 and 2028) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated October 5, 2016. For a complete listing of all covenants related to the Company's 4.82% senior unsecured notes due 2029 (Notes Due 2029) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated April 5, 2019.

(b)	Based upon a capitalization rate of 6.50%.

(c)
Applies only to the Company's Unsecured Credit Facility, Term Loan Due 2023, Notes Due 2026 and 2028 and Notes Due 2029. This ratio is based upon consolidated debt service, including interest expense and principal amortization, excluding interest expense related to defeasance costs and prepayment premiums.

(d)	Applies only to the Notes Due 2021 and 2024, Notes Due 2026 and 2028 and Notes Due 2029.

(e)
For a complete listing of all covenants related to the Company's 4.00% senior unsecured notes due 2025 (Notes Due 2025) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to the Company's Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture referenced in footnote (e) above.

(g)
Based upon interest expense and excludes principal amortization. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

2nd Quarter 2019 Supplemental Information	7

Retail Properties of America, Inc.
Summary of Indebtedness as of June 30, 2019
(dollar amounts in thousands)

Description	Balance	Interest Rate (a)		Maturity Date	WA Years to Maturity	Type
Consolidated Indebtedness
Sawyer Heights Village	$18,700	5.00%		07/01/21	2.0 years	Fixed/Secured
Ashland & Roosevelt (bank pad)	551	7.48%		02/25/22	2.7 years	Fixed/Secured
Gardiner Manor Mall	33,140	4.95%		03/01/22	2.7 years	Fixed/Secured
Peoria Crossings	24,131	4.82%		04/01/22	2.8 years	Fixed/Secured
Southlake Corners	20,945	4.89%		04/01/22	2.8 years	Fixed/Secured
Tollgate Marketplace	35,000	4.84%		04/01/22	2.8 years	Fixed/Secured
Gateway Village	33,098	4.14%		01/01/23	3.5 years	Fixed/Secured
Northgate North	25,068	4.50%		06/01/27	7.9 years	Fixed/Secured
The Shoppes at Union Hill	13,287	3.75%		06/01/31	11.9 years	Fixed/Secured
Mortgages payable (b)	203,920	4.65%		07/09/23	4.0 years

Senior notes – 4.12% due 2021	100,000	4.12%		06/30/21	2.0 years	Fixed/Unsecured
Senior notes – 4.58% due 2024	150,000	4.58%		06/30/24	5.0 years	Fixed/Unsecured
Senior notes – 4.00% due 2025	250,000	4.00%		03/15/25	5.7 years	Fixed/Unsecured
Senior notes – 4.08% due 2026	100,000	4.08%		09/30/26	7.3 years	Fixed/Unsecured
Senior notes – 4.24% due 2028	100,000	4.24%		12/28/28	9.5 years	Fixed/Unsecured
Senior notes – 4.82% due 2029 (c)	100,000	4.82%		06/28/29	10.0 years	Fixed/Unsecured
Unsecured notes payable (b)	800,000	4.27%		10/22/25	6.3 years

Term loan due 2021 (b)	250,000	3.20%	(d)	01/05/21	1.5 years	Fixed/Unsecured
Revolving line of credit	193,000	3.45%	(e)	04/22/22	2.8 years	Variable/Unsecured
Unsecured credit facility	443,000	3.31%		07/29/21	2.1 years

Term Loan Due 2023 (b)	200,000	4.05%	(f)	11/22/23	4.4 years	Fixed/Unsecured

Total consolidated indebtedness (g)	$1,646,920	4.04%		02/26/24	4.7 years

Consolidated Debt Maturity Schedule as of June 30, 2019

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate	WA Rates on Variable Debt (e)	Total	% of Total	WA Rates on Total Debt (a)

2019	$1,560	4.48%	$—	—	$1,560	0.1%	4.48%
2020	3,228	4.48%	—	—	3,228	0.2%	4.48%
2021	372,080	3.56%	—	—	372,080	22.6%	3.56%
2022	113,946	4.90%	193,000	3.45%	306,946	18.6%	3.99%
2023	231,758	4.06%	—	—	231,758	14.1%	4.06%
2024	151,737	4.57%	—	—	151,737	9.2%	4.57%
2025	251,809	4.00%	—	—	251,809	15.3%	4.00%
2026	101,884	4.08%	—	—	101,884	6.2%	4.08%
2027	21,409	4.46%	—	—	21,409	1.3%	4.46%
2028	101,229	4.23%	—	—	101,229	6.1%	4.23%
Thereafter	103,280	4.79%	—	—	103,280	6.3%	4.79%
Total	$1,453,920	4.11%	$193,000	3.45%	$1,646,920	100.0%	4.04%

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of June 30, 2019, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.22%.

(b)
Mortgages payable excludes mortgage premium of $650, discount of $(515) and capitalized loan fees of $(329), net of accumulated amortization, as of June 30, 2019. Unsecured notes payable excludes discount of $(675) and capitalized loan fees of $(3,423), net of accumulated amortization, as of June 30, 2019. Term loans exclude capitalized loan fees of $(2,243), net of accumulated amortization, as of June 30, 2019. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
On June 28, 2019, the Company issued $100,000 of 10-year 4.82% senior unsecured notes in a private placement transaction pursuant to a note purchase agreement it entered into with certain institutional investors on April 5, 2019.

(d)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.00% plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% through January 5, 2021. The applicable credit spread was 1.20% as of June 30, 2019.

(e)	Represents interest rates as of June 30, 2019.

(f)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.85% plus a credit spread based on a leverage grid ranging from 1.20% to 1.85% through November 22, 2023. The applicable credit spread was 1.20% as of June 30, 2019.

(g)
Subsequent to June 30, 2019, the Company entered into a term loan agreement with a group of financial institutions for a five-year $120,000 unsecured term loan (Term Loan Due 2024) and a seven-year $150,000 unsecured term loan (Term Loan Due 2026). The term loans bear interest at a rate of LIBOR, adjusted based on applicable reserve percentages established by the Federal Reserve, plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% for the Term Loan Due 2024 and 1.50% to 2.20% for the Term Loan Due 2026. In accordance with the term loan agreement, the Company may elect to convert to an investment grade pricing grid. In addition, the Company entered into agreements to swap $120,000 of LIBOR-based variable rate debt to a fixed interest rate of 1.68% through July 2024 and $150,000 of LIBOR-based variable rate debt to a fixed interest rate of 1.77% through July 2026, each with an effective date of August 15, 2019.

2nd Quarter 2019 Supplemental Information	8

Retail Properties of America, Inc.
Development Projects as of June 30, 2019
(dollar amounts in thousands)

Property Name and Metropolitan Statistical Area (MSA)	Estimated Project Commercial GLA	Estimated Project Multi-Family Rental Units (MFR)	JV / Air Rights	Estimated Net RPAI Project Investment (a)	Net RPAI Project Investment Inception to Date		Estimated Incremental Return on Investment (b)	Anticipated Commencement	Targeted Stabilization (c)	Property Included in Same Store Portfolio (d)	Project Description

Active Projects
Circle East (e) (Baltimore MSA)	80,000	370	MFR: Air rights sale	$34,000–$36,000	$16,920	(f)	8.0%–10.0%	n/a	Q4 2020	No (e)	Mixed-use redevelopment that will include dual-sided street level retail with approx. 370 third-party-owned MFR above
Plaza del Lago – MFR (Chicago MSA)	—	18	n/a	$1,350–$1,400	$1,357		8.5%–9.0%	n/a	Q3 2019	No (g)	Reconfiguration of 18 MFR, which are 33% leased
One Loudoun Downtown – Pads G & H (Washington, D.C. MSA)	67,000–70,000	378	MFR: 90%/10% JV	$125,000–$135,000	$3,139		6.0%–7.0%	n/a	Q2–Q3 2022	No (g)	Vacant pad development; Groundbreaking held June 13, 2019. See site plan on page 12

Near-Term Projects
Main Street Promenade (h) (Chicago MSA)	18,900	74	TBD	$25,000–$30,000	n/a		6.5%–8.0%	Q3–Q4 2019	Q3–Q4 2021	Yes	Vacant pad development
Downtown Crown (Washington, D.C. MSA)	36,000	—	n/a	$13,000–$15,000	n/a		6.0%–7.0%	Q3–Q4 2019	Q3–Q4 2021	Yes	Vacant pad development
Carillon – Phase One (i) (Washington, D.C. MSA)	225,800	350	MFR: 95%/5% JV MOB: 95%/5% JV	$194,000–$215,000	n/a		6.0%–7.0%	Q3 2019	Q3–Q4 2022	No	Phased project that will include retail, MFR and medical office use. Phase One retail is 37% pre-leased. See site plan on page 13

(a)
Net project investment represents the Company's estimated share of the project costs, net of proceeds from land sales, sales of air rights, reimbursement from third parties and excludes contributions from project partners, as applicable.

(b)
Estimated Incremental Return on Investment (ROI) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by net project investment. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROI does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.

(c)	Targeted stabilization represents the projected date of the redevelopment reaching 90% occupancy, but generally no later than one year from the completion of major construction activity.

(d)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2018. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and pad developments are generally not considered to significantly impact the existing property's NOI, and therefore, the existing properties have not been removed from the Company's same store portfolio if they otherwise met the criteria to be included in the Company's same store portfolio as of June 30, 2019.

(e)	Circle East is the Company's rebranded redevelopment at Towson Circle (which has been excluded from the Company's same store portfolio due to the ongoing redevelopment).

(f)	Net project investment inception to date is net of proceeds of $11,820 received in the first quarter of 2018 from the sale of air rights to a third party to develop the MFR.

(g)
The property is comprised of the redevelopment project (which has been excluded from the Company's same store portfolio due to the ongoing redevelopment) and the remaining retail operating portion of the property (which is included in the Company's same store portfolio as of June 30, 2019).

(h)	Project remains subject to the approval of the Company's Investment Committee and/or Board of Directors.

(i)	Carillon – Phase One includes two separate joint venture (JV) arrangements. The JV agreements related to the MFR and medical office building (MOB) have been executed and are 95% owned by the Company.
The Company cannot guarantee that (i) ROI will be generated at the percentage listed or at all, (ii) total actual net investment associated with these projects will be equal to the total estimated net project investment, (iii) project commencement or stabilization will occur when anticipated or (iv) that the Company will ultimately complete any or all of these projects. The ROI and total estimated net project investment reflect the Company's best estimate based upon current information, may change over time and are subject to certain conditions which are beyond the Company's control, including, without limitation, general economic conditions, market conditions and other business factors.

2nd Quarter 2019 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of June 30, 2019 (continued)
(dollar amounts in thousands)

The Company has identified the following potential development, redevelopment, expansion and pad development opportunities to develop or redevelop significant portions of the property, add stand-alone buildings, convert previously under-utilized space or develop additional commercial GLA at existing properties. Executing on these opportunities may be subject to certain conditions which are beyond the Company's control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, the Company can provide no assurances that any of the development, redevelopment, expansion and pad development opportunities (i) will be executed on, (ii) will commence when anticipated or (iii) will ultimately be realized.

Property Name	MSA	Included in Same store portfolio (a)	Estimated Project Commercial GLA	Estimated Project MFR	Residential Unit Rights Under Contract for Sale	Developable Acreage

Development, Redevelopment, Expansion and Pad Development Opportunities
One Loudoun Uptown – land held for development	Washington, D.C.	No	2,300,000			32
Carillon – Future Phases (b)	Washington, D.C.	No	975,000	2,650
Southlake Town Square	Dallas	Yes	275,000
One Loudoun Downtown – Pad T and Future Phases (c)	Washington, D.C.	Yes	102,000 – 135,000		12 (c)
Merrifield Town Center II (b)	Washington, D.C.	Yes	80,000 – 100,000	350 – 400
Tysons Corner (b)	Washington, D.C.	Yes	50,000 – 75,000	350 – 450
Plaza del Lago – Future Phase	Chicago	Yes	20,600
Reisterstown Road Plaza	Baltimore	No (d)	8,000 – 12,000
Lakewood Towne Center	Seattle	Yes	10,500
Gateway Plaza	Dallas	Yes	8,000
Humblewood Shopping Center	Houston	Yes	5,000
Watauga Pavilion	Dallas	Yes	5,000
Edwards Multiplex – Ontario, CA	Riverside-San Bernadino	Yes	3,000

(a)	See footnote (d) on page 9 regarding the Company's same store portfolio.

(b)	Project may require demolition of a portion of the property's existing GLA.

(c)
One Loudoun Downtown – Future Phases includes three vacant parcels that have been identified as future pad development opportunities of up to 135,000 square feet of commercial GLA. In addition, as of June 30, 2019, the property is under contract for the phased sale of a land parcel and rights to develop 12 residential units, which closed on July 12, 2019. The first phase of the land parcel sale and rights to develop eight residential units closed on July 9, 2018 and the second phase with rights to develop 10 residential units closed on May 2, 2019. See site plan on page 12.

(d)
The property was reclassified from active redevelopment into the Company's retail operating portfolio during the three months ended December 31, 2018 and is expected to be included in the Company's same store portfolio beginning in the first quarter of 2020 as it will be considered operating for the entirety of 2020 and 2019.

2nd Quarter 2019 Supplemental Information	10

Retail Properties of America, Inc.
Development Projects as of June 30, 2019 (continued)
(dollar amounts in thousands)

Property Name and MSA	Project Commercial GLA	Estimated Net RPAI Project Investment (a)	Net RPAI Project Investment Inception to Date	Estimated Incremental Return on Investment (a)	Stabilization (a)	Property Included in Same Store Portfolio (a)	Project Description

Completed Redevelopment Projects
Reisterstown Road Plaza (Baltimore MSA)	40,500	$10,500	$9,743	10.5%–11.0%	Q4 2018	No (b)	Reconfigured existing space and facade renovation; redevelopment GLA is 100% leased and 89% occupied

Property Name and MSA	Project Commercial GLA	Projected Net RPAI Investment (a)	Net Costs Inception to Date	Projected Incremental Return on Cost (a)	Completion	Property Included in Same Store Portfolio (a)	Project Description

Completed Expansions and Pad Developments
Lake Worth Towne Crossing – Parcel (Dallas MSA)	15,030	$2,872	$2,872	11.3%	Q4 2015	Yes	15,030 sq. ft. multi-tenant retail
Parkway Towne Crossing (Dallas MSA)	21,000	$3,468	$3,468	9.9%	Q3 2016	Yes	21,000 sq. ft. multi-tenant retail
Heritage Square (Seattle MSA)	4,200	$1,507	$1,507	11.2%	Q3 2016	Yes	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery
Pavilion at King's Grant (Charlotte MSA)	32,500	$2,470	$2,470	14.7%	Q2 2017	Yes	32,500 sq. ft. multi-tenant retail
Shops at Park Place (Dallas MSA)	25,040	$3,956	$3,956	9.1%	Q2 2017	Yes	25,040 sq. ft. pad development
Lakewood Towne Center (Seattle MSA)	4,500	$1,900	$1,900	7.3%	Q3 2017	Yes	4,500 sq. ft. pad development

(a)	See footnote (a), (b), (c) and (d) on page 9 regarding the estimated net RPAI project investment, estimated incremental return on investment, stabilization and same store portfolio, respectively.

(b)
The property was reclassified from active redevelopment into the Company's retail operating portfolio during the three months ended December 31, 2018 and is expected to be included in the Company's same store portfolio beginning in the first quarter of 2020 as it will be considered operating for the entirety of 2020 and 2019.

2nd Quarter 2019 Supplemental Information	11

Retail Properties of America, Inc.
Development Projects as of June 30, 2019 (continued)
One Loudoun Downtown Site Plan

ONE LOUDOUN DOWNTOWN

LEGEND

PAD G and H
67,000–70,000 SQ. FT.
378 MFR

PAD T
25,000–45,000 SQ. FT.

UNDER CONTRACT FOR SALE

FUTURE PHASES
77,000–90,000 SQ. FT.

EXISTING GLA
RETAIL 328,000 SQ. FT.
OFFICE 135,000 SQ. FT.

NORTH PARK DRIVE
Townhomes under construction
(not owned by RPAI)
18 Residential Units
(not owned by RPAI)
12 Residential Units
PARKING GARAGE
780 Spaces
FUTURE PHASE
Pad G
EXCHANGE STREET
THORNDIKE STREET
RUSSELL BRANCH PKWY
FUTURE PHASE
Pad H
PARKING GARAGE
438 Spaces
Pad T
FUTURE PHASE

2nd Quarter 2019 Supplemental Information	12

Retail Properties of America, Inc.
Development Projects as of June 30, 2019 (continued)
Carillon Site Plan

CARILLON

LEGEND

- PHASE 1
  225,800 SQ. FT.
  350 MFR
- FUTURE PHASES
- EXISTING GLA SHOWN
  46,200 SQ. FT.
- PROJECT BOUNDARY

FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
Arena Drive
Interstate 495
Pad 1
Pad 2
Pad 3
University of Maryland Capital Region Medical Center
University of Maryland Capital Region Medical Center
Largo Town Center Metro Station

2nd Quarter 2019 Supplemental Information	13

Retail Properties of America, Inc.
Acquisitions and Dispositions for the Six Months Ended June 30, 2019
(amounts in thousands, except square footage amounts)

Acquisitions

Property Name	Acquisition Date	MSA	Property Type	GLA	Purchase Price

North Benson Center	March 7, 2019	Seattle	Multi-tenant retail	70,500	$25,340
Paradise Valley Marketplace – Parcel	June 10, 2019	Phoenix	Land (a)	—	1,343

	Total 2019 acquisitions (through June 30, 2019)			70,500	$26,683

(a)
The Company acquired a parcel adjacent to its Paradise Valley Marketplace multi-tenant retail operating property. The total number of properties in the Company's portfolio was not affected by this transaction.

Property Dispositions

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid	Prepayment Premium

Edwards Multiplex – Fresno, CA	March 8, 2019	Single-user retail	94,600	$25,850	$—	$—
North Rivers Towne Center	June 28, 2019	Multi-tenant retail	141,500	18,900	—	—

Total 2019 property dispositions (through June 30, 2019)			236,100	$44,750	$—	$—

Development Transactions

Property Name	Transaction Date	Transaction	Consideration

One Loudoun Downtown	May 2, 2019	Sale of land parcel and development rights (b)	$2,306

	Total development transactions (through June 30, 2019)		$2,306

Subsequent to June 30, 2019, the Company completed the following development transaction:

Property Name	Transaction Date	Transaction	Consideration

One Loudoun Downtown	July 12, 2019	Sale of land parcel and development rights (b)	$2,783

	Subsequent development transaction		$2,783

(b)
During the three months ended June 30, 2019, the Company disposed of the second phase of a land parcel and the rights to develop 10 residential units. Subsequent to quarter end, the Company sold the final phase consisting of land and the rights to develop 12 residential units.

2nd Quarter 2019 Supplemental Information	14

Retail Properties of America, Inc.
Retail Market Summary as of June 30, 2019
(dollar amounts and square footage in thousands)

Property Type/Market	Number of Properties	Annualized Base Rent (ABR) (a)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA (a)	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Top 25 MSAs
Dallas	19	$79,943	22.9%	$22.47	3,939	20.0%	90.3%	92.8%
Washington, D.C.	8	38,360	11.0%	28.78	1,387	7.0%	96.1%	96.4%
New York	9	36,288	10.4%	29.27	1,292	6.6%	95.9%	97.3%
Chicago	8	28,828	8.2%	23.43	1,358	6.9%	90.6%	92.3%
Seattle	9	22,808	6.5%	16.16	1,548	7.9%	91.2%	93.9%
Baltimore	5	21,148	6.1%	15.10	1,604	8.1%	87.3%	93.0%
Atlanta	9	19,662	5.6%	13.76	1,513	7.7%	94.5%	97.3%
Houston	9	15,801	4.5%	14.93	1,141	5.8%	92.8%	92.8%
San Antonio	3	12,703	3.6%	17.99	722	3.7%	97.9%	98.7%
Phoenix	3	10,445	3.0%	17.85	632	3.2%	92.7%	97.1%
Los Angeles	1	5,264	1.5%	29.29	241	1.2%	74.5%	95.3%
Riverside	1	4,624	1.3%	15.81	292	1.5%	100.0%	100.0%
St. Louis	1	4,204	1.2%	9.77	453	2.3%	95.0%	95.0%
Charlotte	1	3,071	0.9%	12.75	320	1.6%	75.3%	90.6%
Tampa	1	2,379	0.7%	19.51	126	0.6%	97.0%	97.0%
Subtotal	87	305,528	87.4%	20.08	16,568	84.1%	91.9%	94.6%

Non-Top 25 MSAs by State
Texas	7	13,854	4.0%	14.54	1,002	5.1%	95.1%	96.7%
Michigan	1	7,453	2.1%	23.89	332	1.7%	94.0%	94.0%
Massachusetts	2	7,158	2.0%	11.94	643	3.2%	93.2%	93.2%
Virginia	1	4,972	1.4%	18.07	308	1.6%	89.4%	89.4%
Washington	1	4,520	1.3%	12.25	378	1.9%	97.6%	97.6%
Tennessee	2	4,104	1.2%	11.57	364	1.8%	97.4%	97.8%
Maryland	1	2,167	0.6%	20.80	113	0.6%	92.2%	92.2%
Subtotal	15	44,228	12.6%	14.91	3,140	15.9%	94.5%	95.0%

Total Multi-Tenant Retail	102	349,756	100.0%	19.23	19,708	100.0%	92.3%	94.7%

Single-User Retail	2	5,679		21.78	260		100.0%	100.0%

Total Retail Operating Portfolio (b)	104	$355,435		$19.27	19,968		92.4%	94.7%

(a)
Excludes $1,898 of multi-tenant retail ABR and 395 square feet of multi-tenant retail GLA attributable to (i) Circle East, which is in active redevelopment and (ii) Carillon, where the Company has begun activities in anticipation of future redevelopment, which are located in the Baltimore and Washington, D.C. MSAs, respectively. Including these amounts, 87.4% of the Company's multi-tenant retail ABR and 84.4% of the Company's multi-tenant retail GLA is located in the top 25 MSAs.

(b)
Excludes the 18 multi-family rental units at Plaza del Lago, which are in active redevelopment. As of June 30, 2019, six multi-family rental units are leased at an average monthly rental rate per unit of $1,367.

2nd Quarter 2019 Supplemental Information	15

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of June 30, 2019
(square footage in thousands)

Total Retail Operating Portfolio:

	Top 25 MSAs		Non-Top 25 MSAs		Total Multi-Tenant Retail		Single-User Retail		Total Retail
Number of Properties	87		15		102		2		104
	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	% Leased Including Signed

25,000+ sq ft	7,676	94.5%	1,507	97.5%	9,183	95.0%	260	100.0%	9,443	95.1%	97.1%
10,000-24,999 sq ft	3,243	92.0%	586	95.8%	3,829	92.6%	—	—%	3,829	92.6%	97.2%
Anchor	10,919	93.8%	2,093	97.1%	13,012	94.3%	260	100.0%	13,272	94.4%	97.2%

5,000-9,999 sq ft	2,241	90.2%	376	95.5%	2,617	90.9%	—	—	2,617	90.9%	92.1%
0-4,999 sq ft	3,408	86.8%	671	85.9%	4,079	86.7%	—	—	4,079	86.7%	88.5%
Non-Anchor	5,649	88.2%	1,047	89.4%	6,696	88.4%	—	—	6,696	88.4%	89.9%

Total	16,568	91.9%	3,140	94.5%	19,708	92.3%	260	100.0%	19,968	92.4%	94.7%

2nd Quarter 2019 Supplemental Information	16

Retail Properties of America, Inc.
Top Retail Tenants as of June 30, 2019
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in the Company's retail operating portfolio based on ABR as of June 30, 2019. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA/Number of Stores	Number of Stores	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Best Buy Co., Inc.	Best Buy (11), Pacific Sales (1)	12	$8,857	2.5%	$18.04	491	2.7%

The TJX Companies, Inc.	T.J. Maxx (10), Marshalls (7), HomeGoods (6)	23	7,071	2.0%	10.76	657	3.6%

AB Acquisition LLC	Safeway (4), Jewel-Osco (3), Tom Thumb (2)	9	6,674	1.9%	13.73	486	2.6%

Bed Bath & Beyond Inc.	Bed Bath & Beyond (12), Cost Plus World Market (3), buybuy BABY (2)	17	6,344	1.8%	14.04	452	2.5%

Ross Stores, Inc.	Ross Dress for Less	18	5,765	1.6%	10.92	528	2.8%

PetSmart, Inc.		17	5,741	1.6%	16.59	346	1.9%

Ahold U.S.A. Inc.	Stop & Shop (3), Giant Eagle (1)	4	5,389	1.5%	22.27	242	1.3%

Gap Inc.	Old Navy (12), The Gap (4), Banana Republic (3), Janie & Jack (2), Athleta (1), Gap Factory Store (1)	23	4,987	1.4%	19.56	255	1.4%

Michaels Stores, Inc.	Michaels	16	4,855	1.4%	12.88	377	2.0%

BJ's Wholesale Club, Inc.		2	4,659	1.3%	19.02	245	1.3%

Ascena Retail Group, Inc.	Lane Bryant (10), Catherine's (5), Dress Barn (5), Justice (5), LOFT (5), Ann Taylor (4)	34	4,062	1.2%	22.82	178	1.0%

Lowe's Companies, Inc.		4	3,944	1.1%	6.47	610	3.3%

Regal Entertainment Group	Edwards Cinema	1	3,697	1.0%	29.58	125	0.7%

The Kroger Co.	Kroger (5), Harris Teeter (1), QFC (1)	7	3,639	1.0%	10.43	349	1.9%

Barnes & Noble, Inc.		7	3,592	1.0%	20.88	172	0.9%

The Home Depot, Inc.		3	3,484	1.0%	9.60	363	2.0%

Party City Holdings Inc.		16	3,365	0.9%	14.08	239	1.3%

Office Depot, Inc.	Office Depot (8), OfficeMax (2)	10	3,300	0.9%	14.29	231	1.2%

Petco Animal Supplies, Inc.		13	3,155	0.9%	17.63	179	1.0%

Dick's Sporting Goods, Inc.		5	3,101	0.9%	13.14	236	1.3%
Total Top Retail Tenants		241	$95,681	26.9%	$14.15	6,761	36.7%

2nd Quarter 2019 Supplemental Information	17

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in the Company's retail operating portfolio as of June 30, 2019 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q2 2019	120	519	$24.34	$22.49	8.2%	6.0	$13.78
Q1 2019	117	855	$23.08	$21.82	5.8%	6.3	$18.75
Q4 2018	147	1,082	$17.45	$16.42	6.3%	6.1	$12.47
Q3 2018	140	999	$22.13	$20.81	6.3%	6.0	$12.74
Total – 12 months	524	3,455	$21.22	$19.93	6.5%	6.1	$14.30

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q2 2019	72	351	$22.71	$21.24	6.9%	5.3	$2.13
Q1 2019	74	501	$22.51	$21.48	4.8%	5.1	$4.27
Q4 2018	93	718	$17.59	$17.07	3.0%	5.1	$1.00
Q3 2018	86	671	$20.27	$19.15	5.8%	5.2	$1.27
Total – 12 months	325	2,241	$20.29	$19.33	5.0%	5.2	$1.99

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q2 2019	27	67	$32.89	$29.05	13.2%	7.7	$39.52
Q1 2019	16	109	$25.69	$23.36	10.0%	9.5	$60.12
Q4 2018	16	114	$16.62	$12.32	34.9%	8.5	$33.49
Q3 2018	19	110	$33.40	$30.92	8.0%	10.8	$65.83
Total – 12 months	78	400	$26.42	$23.24	13.7%	9.4	$50.65

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q2 2019	21	101	$32.71	n/a	n/a	6.6	$37.24
Q1 2019	27	245	$18.55	n/a	n/a	7.3	$29.91
Q4 2018	38	250	$16.81	n/a	n/a	8.0	$35.79
Q3 2018	35	218	$23.60	n/a	n/a	4.8	$21.10
Total – 12 months	121	814	$21.13	n/a	n/a	6.6	$30.26

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

2nd Quarter 2019 Supplemental Information	18

Retail Properties of America, Inc.
Retail Lease Expirations as of June 30, 2019
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of June 30, 2019, of lease expirations scheduled to occur during the remainder of 2019 and each of the nine calendar years from 2020 to 2028 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in the Company's retail operating portfolio. The following tables are based on leases commenced as of June 30, 2019. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2019	143	$10,897	3.0%	$20.68	$10,897	$20.68	527	2.9%	2.6%
2020	339	33,324	9.3%	20.55	33,587	20.71	1,622	8.8%	8.2%
2021	308	45,943	12.9%	19.58	46,631	19.87	2,347	12.7%	11.8%
2022	332	50,584	14.3%	16.79	51,807	17.19	3,013	16.4%	15.0%
2023	340	49,825	14.0%	19.56	51,292	20.14	2,547	13.8%	12.7%
2024	367	55,868	15.7%	19.39	59,130	20.52	2,882	15.6%	14.4%
2025	124	25,694	7.2%	17.71	27,767	19.14	1,451	7.8%	7.3%
2026	85	16,204	4.5%	21.58	18,805	25.04	751	4.1%	3.8%
2027	82	13,019	3.7%	15.90	14,658	17.90	819	4.5%	4.1%
2028	81	18,588	5.3%	23.12	21,172	26.33	804	4.3%	4.0%
Thereafter	109	34,563	9.8%	21.15	41,473	25.38	1,634	8.8%	8.2%
Month to month	18	926	0.3%	19.29	926	19.29	48	0.3%	0.3%
Leased Total	2,328	$355,435	100.0%	$19.27	$378,145	$20.50	18,445	100.0%	92.4%

Leases signed but not commenced	61	$9,425	—	$20.01	$10,737	$22.80	471	—	2.3%
Available							1,052	—	5.3%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for the Company's retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2019	9	$1,852	0.5%	$10.01	$1,852	$10.01	185	1.0%	0.9%
2020	34	10,467	2.9%	13.88	10,490	13.91	754	4.1%	3.8%
2021	53	24,909	7.0%	15.64	25,131	15.78	1,593	8.6%	8.0%
2022	62	27,340	7.7%	12.39	27,591	12.51	2,206	12.0%	11.0%
2023	58	23,390	6.6%	14.10	23,492	14.16	1,659	9.0%	8.3%
2024	66	26,855	7.5%	13.73	27,528	14.07	1,956	10.6%	9.8%
2025	33	15,308	4.3%	13.77	16,099	14.48	1,112	6.0%	5.6%
2026	24	8,647	2.4%	17.26	9,503	18.97	501	2.7%	2.5%
2027	15	6,033	1.7%	10.30	6,557	11.19	586	3.2%	2.9%
2028	20	10,534	3.0%	18.32	11,504	20.01	575	3.1%	2.9%
Thereafter	38	26,510	7.5%	19.06	31,435	22.60	1,391	7.5%	7.0%
Month to month	1	189	0.1%	17.18	189	17.18	11	0.1%	0.1%
Leased Total	413	$182,034	51.2%	$14.53	$191,371	$15.27	12,529	67.9%	62.8%

Leases signed but not commenced	16	$5,872	—	$16.04	$6,484	$17.72	366	—	1.8%
Available							377	—	1.9%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2019	134	$9,045	2.5%	$26.45	$9,045	$26.45	342	1.9%	1.7%
2020	305	22,857	6.4%	26.33	23,097	26.61	868	4.7%	4.4%
2021	255	21,034	5.9%	27.90	21,500	28.51	754	4.1%	3.8%
2022	270	23,244	6.6%	28.80	24,216	30.01	807	4.4%	4.0%
2023	282	26,435	7.4%	29.77	27,800	31.31	888	4.8%	4.4%
2024	301	29,013	8.2%	31.33	31,602	34.13	926	5.0%	4.6%
2025	91	10,386	2.9%	30.64	11,668	34.42	339	1.8%	1.7%
2026	61	7,557	2.1%	30.23	9,302	37.21	250	1.4%	1.3%
2027	67	6,986	2.0%	29.98	8,101	34.77	233	1.3%	1.2%
2028	61	8,054	2.3%	35.17	9,668	42.22	229	1.2%	1.1%
Thereafter	71	8,053	2.3%	33.14	10,038	41.31	243	1.3%	1.2%
Month to month	17	737	0.2%	19.92	737	19.92	37	0.2%	0.2%
Leased Total	1,915	$173,401	48.8%	$29.31	$186,774	$31.57	5,916	32.1%	29.6%

Leases signed but not commenced	45	$3,553	—	$33.84	$4,253	$40.50	105	—	0.5%
Available							675	—	3.4%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

2nd Quarter 2019 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units, of which the Company owned 62,000 square feet as of June 30, 2019.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Metropolitan Statistical Area (MSA)
Metropolitan Statistical Area (MSA) information is sourced from the United States Census Bureau and rank is determined based on the most recently available population estimates.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends. Comparison of the Company's presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
The Company defines Net Operating Income (NOI) as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of straight-line ground rent expense and amortization of acquired ground lease intangibles for the three and six months ended June 30, 2018 and amortization of right-of-use lease assets and amortization of lease liabilities for the three and six months ended June 30, 2019. NOI consists of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from "Net income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses NOI to evaluate its performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. NOI does not represent an alternative to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as an indicator of the Company's financial performance. Comparison of the Company's presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

2nd Quarter 2019 Supplemental Information	20

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI for the three and six months ended June 30, 2019 represents NOI from the Company's same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2018. NOI from Other Investment Properties for the three and six months ended June 30, 2019 represents NOI primarily from (i) properties acquired or placed in service during 2018 and 2019, including Reisterstown Road Plaza, which was reclassified from active redevelopment into the Company's retail operating portfolio during 2018, (ii) Circle East, which is in active redevelopment, (iii) the multi-family rental units at Plaza del Lago, which are in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active redevelopment, (v) Carillon, where the Company has begun activities in anticipation of future redevelopment, (vi) properties that were sold or held for sale during 2018 and 2019, and (vii) the net income from the Company's wholly-owned captive insurance company.
The Company believes that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from "Net income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as indicators of the Company's financial performance. Comparison of the Company's presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
EBITDAre and Adjusted EBITDAre
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on investment property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains from sales of investment property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. The Company has adopted the NAREIT definition in its computation of EBITDAre as it believes it provides a basis for comparing the Company's performance to that of other REITs. The Company also reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as the impact on earnings from executive separation. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company's performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to "Net income" or "Net income attributable to common shareholders" as indicators of the Company's financial performance. Comparison of the Company's presentation of EBITDAre and Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company's total debt principal, which excludes unamortized premium, discount and capitalized loan fees, less (ii) cash and cash equivalents divided by (iii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total debt principal net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company's presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

2nd Quarter 2019 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net income attributable to common shareholders	$21,170	$10,882	$44,378	$52,662
Adjustments to reconcile to Same Store NOI:
Gain on sales of investment properties	(8,454)	—	(16,903)	(34,519)
Depreciation and amortization	42,882	43,710	86,149	88,938
Provision for impairment of investment properties	—	724	—	1,316
General and administrative expenses	9,353	10,274	19,852	22,769
Interest expense	17,363	16,817	34,793	35,582
Straight-line rental income, net	(616)	(1,401)	(2,116)	(3,880)
Amortization of acquired above and below market lease intangibles, net	(711)	(2,354)	(3,045)	(3,208)
Amortization of lease inducements	319	246	615	487
Lease termination fees, net	(232)	1,692	(1,420)	673
Non-cash ground rent expense, net	332	439	690	965
Other expense (income), net	472	(328)	1,131	(550)
NOI	81,878	80,701	164,124	161,235
NOI from Other Investment Properties	(2,186)	(3,269)	(4,541)	(6,117)
Same Store NOI	$79,692	$77,432	$159,583	$155,118

2nd Quarter 2019 Supplemental Information	22

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	June 30, 2019	December 31, 2018

Mortgages payable, net	$203,726	$205,320
Unsecured notes payable, net	795,902	696,362
Unsecured term loans, net	447,757	447,367
Unsecured revolving line of credit	193,000	273,000
Total	1,640,385	1,622,049
Mortgage premium, net of accumulated amortization	(650)	(775)
Mortgage discount, net of accumulated amortization	515	536
Unsecured notes payable discount, net of accumulated amortization	675	734
Capitalized loan fees, net of accumulated amortization	5,995	5,906
Total debt principal	1,646,920	1,628,450
Less: consolidated cash and cash equivalents	(28,456)	(14,722)
Total net debt	$1,618,464	$1,613,728

Reconciliation of Net Income to Adjusted EBITDAre

	Three Months Ended			Six Months Ended
	June 30, 2019	June 30, 2018	December 31, 2018	June 30, 2019	June 30, 2018

Net income	$21,170	$10,882	$12,144	$44,378	$52,662
Interest expense	17,363	16,817	16,828	34,793	35,582
Depreciation and amortization	42,882	43,710	43,870	86,149	88,938
Gain on sales of investment properties	(8,454)	—	—	(16,903)	(34,519)
Provision for impairment of investment properties	—	724	763	—	1,316
EBITDAre	$72,961	$72,133	$73,605	$148,417	$143,979	(a)
Impact on earnings from executive separation	—	—	—	—	1,737
Adjusted EBITDAre	$72,961	$72,133	$73,605	$148,417	$145,716	(a)
Annualized Adjusted EBITDAre	$291,844	$288,532	$294,420	$296,834	$291,432	(a)

(a)
EBITDAre for the six months ended June 30, 2018 has been restated to exclude $2,179 of gain on sale of non-depreciable investment property in connection with the Company's adoption of "NAREIT Funds From Operations White Paper – 2018 Restatement" effective January 1, 2019 on a retrospective basis. As the gain on sale of non-depreciable investment property was previously excluded from Adjusted EBITDAre, there was no change to Adjusted EBITDAre.

2nd Quarter 2019 Supplemental Information	23